Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm in the Registration Statement (Form S-8) pertaining to the Sirius Satellite Radio Inc. 401(k) Savings Plan and to the incorporation by reference therein of our reports (a) dated February 23, 2007, with respect to the consolidated financial statements and schedule of Sirius Satellite Radio Inc. (the “Company”), the Company management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of the Company included in its Annual Report on Form 10-K for the year ended December 31, 2006, filed with the Securities and Exchange Commission and (b) dated June 26, 2006, with respect to the financial statements and schedules of Sirius Satellite Radio Inc. 401(k) Savings Plan (the “Plan”) included in the Plan's Annual Report (Form 11-K) for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

                                                            /s/ ERNST & YOUNG LLP

New York, New York
May 8, 2007